UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2022
Federal Home Loan Bank of Dallas
____________________________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation		000-51405	71-6013989
_____________________ (State or other jurisdiction		_____________ (Commission	______________ (I.R.S. Employer
of incorporation)		File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600
Irving,	Texas		75063-2547
________________________________ (Address of principal executive offices)			___________ (Zip Code)

Registrant’s telephone number, including area code:	(214)	441-8500
Not Applicable
_____________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2022, the Federal Home Loan Bank of Dallas (the "Bank") completed its director election process for both member and independent directorships with four-year terms beginning on January 1, 2023. Two member directors and two independent directors were elected to serve on the Bank's Board of Directors. This process took place in accordance with the rules governing the election of Federal Home Loan Bank directors as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Agency. A description of the Bank's director election process is contained in the Bank's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2022 (the "2021 10-K").

A. Fred Miller, Jr. was re-elected as a member director representing the state of Mississippi. Mr. Miller serves as a director of Bank of Anguilla in Anguilla, Mississippi and has served as a director of the Bank since January 2015. He also served as a director of the Bank from 1997 to 2004. In 2002 and 2003, Mr. Miller served as Vice Chairman of the Bank's Board of Directors and in 2004 he served as Chairman of the Bank's Board of Directors. Mr. Miller currently serves on the Board of Directors' Affordable Housing and Economic Development Committee (for which he serves as Vice Chairman), Risk Management Committee, and Compensation and Human Resources Committee.

Christopher G. Palmer was elected as a member director representing the state of New Mexico. Mr. Palmer, age 52, serves as President and Chief Executive Officer of Pioneer Bank in Roswell, New Mexico. He joined Pioneer Bank in November 2004 and has served as President and Chief Executive Officer since April 2019. From April 2017 to March 2019, Mr. Palmer served as President and Chief Operating Officer and from November 2004 to March 2017 he served as Senior Vice President and Chief Financial Officer. Mr. Palmer currently serves as Chairman of the Independent Community Bankers Association of New Mexico. He is a Certified Public Accountant.

Lorraine Palacios was elected as an independent director. Based in Austin, Texas, Ms. Palacios, age 44, serves as Managing Director, Co-Head National Housing Group, Head of Midwest, and Texas Group Senior Member for Samuel A. Ramirez & Co., Inc. ("Ramirez"), a nationwide, full-service investment bank, brokerage and advisory firm. Ms. Palacios joined Ramirez in January 2011 and has served in her current role since November 2016. From January 2011 to October 2016, she served as Senior Vice President. In her current role, Ms. Palacios provides investment banking coverage to general market municipal bond issuers in Texas and the Midwest and she co-leads Ramirez's national affordable housing practice which is concentrated in Texas, the Midwest and the Northeast.

Finally, Dianne W. Bolen was re-elected as a public interest independent director. Ms. Bolen is a retired Executive Director of the Mississippi Home Corporation (“MHC”) in Jackson, Mississippi. MHC is a state housing finance agency that provides rental and homeownership programs to persons of low to moderate income. From 1998 through 1999 and from 2007 through 2009, Ms. Bolen served as a member of the Bank’s affordable housing Advisory Council, which advises the Bank’s Board of Directors regarding opportunities for community revitalization through specialized community investment and affordable housing programs. She has served as a public interest director of the Bank since November 2012. Ms. Bolen currently serves on the Board of Directors’ Affordable Housing and Economic Development Committee (for which she serves as Chairman), Government and External Affairs Committee, and Executive and Governance Committee.

At the time of filing this report, the committees of the Bank's Board of Directors to which Mr. Palmer and Ms. Palacios will be named have not been determined, nor has it been determined whether Mr. Miller and Ms. Bolen will continue to serve on the same board committees in 2023.

For a description of the Bank's director compensation, please refer to Item 11 of the Bank's 2021 10-K.

Since January 1, 2021, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the elected directors named above and any other persons pursuant to which that director was selected.

As a cooperative, the Bank's products and services are provided almost exclusively to its members. In the ordinary course of business, transactions between the Bank and its members are carried out on terms which either are determined by competitive bidding in the case of auctions for Bank advances and deposits or are established by the Bank, including pricing and collateralization terms, under its Member Products and Credit Policy, which treats all similarly situated members on a non-discriminatory basis. The Bank provides, in the ordinary course of its business, products and services to members whose officers or directors serve as member directors of the Bank. The Bank's products and services are provided to such members on terms that are no more favorable to them than comparable transactions with other similarly situated members of the Bank whose officers or directors do not serve as member directors of the Bank.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described in Item 5.02, on November 7, 2022, the Bank completed its director election process for both member and independent directorships that will commence on January 1, 2023.

Member institutions may only cast votes for a nominee or abstain from voting and may not cast votes against a nominee or indicate that they are withholding votes from a nominee.

For the member directorships commencing on January 1, 2023, there was one nominee for one member directorship representing the state of Mississippi and one nominee for one member directorship representing the state of New Mexico. There were no open member directorships for the states of Arkansas, Louisiana or Texas. For the two independent directorships commencing on January 1, 2023, there were two nominees. To be elected as a sole nominee for an independent directorship, a candidate must receive at least 20 percent of the number of votes eligible to be cast in the election.

Because A. Fred Miller, Jr. and Christopher G. Palmer were the sole nominees for the member directorships representing the states of Mississippi and New Mexico, respectively, such nominees were deemed elected without further action and therefore members were not requested to cast votes for those positions.

There were 798 member institutions in the Bank's five-state district that were eligible to cast a total of 4,569,452 votes for each of the two independent directorships, of which 142 institutions cast a total of 1,271,663 votes for Lorraine Palacios and 137 institutions cast a total of 1,247,247 votes for Dianne W. Bolen. Each nominee received more than 20 percent of the number of votes eligible to be cast in the election to fill the directorship for which she was nominated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

Date:	November 14, 2022	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Executive Vice President and Chief Financial Officer